UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54756
(Commission File Number)

N/A
(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA  95129
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (708) 538-3373

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities.

Effective December 18, 2012 we entered into a Non-Exec Director Agreement with Dr. Neil Carmichael, wherein Dr. Carmichael will receive compensation of $1,000 for the term of the agreement and shall be granted options to purchase up to 62,500 shares of common stock at an exercise price of $0.01 per share of common stock.  The options shall terminate the earlier of 24 months, or upon the termination of the agreement and Dr. Carmichael's engagement with our company.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2012, we appointed Dr. Neil Carmichael as a director of our company.

Neil Carmichael – Director

Dr. Carmichael has most recently held the position of General Manager & Country Representative in Central Asia with Shell Exploration and Production. Before that Dr. Carmichael has over 25 years' energy sector management experience including international business development, strategy formulation & implementation and procurement accountabilities.

Our board of directors now consists of Mr. Jordan Starkman and Dr. Neil Carmichael.  There have been no transactions between the Company and Dr. Carmichael since our last fiscal year which would be required to be reported herein.

Item 7.01	Regulation FD Disclosure

On December 18, 2012, we issued a news release regarding the appointment of Dr. Carmichael as a director of our company

Item 9.01	Financial Statements and Exhibits

10.1	Non-Exec Director Agreement dated December 18, 2012

99.1	News Release dated December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Jordan Starkman
Jordan Starkman
President, Secretary, Treasurer and Director

Date: December 18, 2012